UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 14, 2004

Date of Report (Date of Earliest Event Reported)

APPLIED IMAGING CORP.

(Exact name of Registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2380 Walsh Avenue,

Building B,

Santa Clara, California 95051

(Address of principal executive offices)

(408) 562-0250

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On April 14, 2004, Applied Imaging Corp., a Delaware corporation, issued a press release announcing that it had completed the private placement of shares of its common stock and warrants to purchase additional shares of its common stock. The private placement closed on April 13, 2004. Applied Imaging issued and the investors received 3,100,000 shares of common stock at $1.37 per share. Investors also received warrants to purchase an additional 620,000 shares of common stock with an exercise price of $1.70 per share, and exercisable from six months following the closing until October 13, 2009. Applied Imaging plans to file a registration statement within 30 days of the closing covering the shares of common stock and the common stock underlying the warrants. The private placement Securities Purchase Agreement, form of Warrant, and the press release are attached hereto as exhibits and are incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
4.4	Form of Warrant to purchase shares of common stock, dated April 13, 2004.
10.54	Securities Purchase Agreement, dated as of April 13, 2004.
99.1	Press Release of Applied Imaging Corp. dated April 14, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2004	APPLIED IMAGING CORP.

	By:	/s/ Barry Hotchkies
Barry Hotchkies,
Chief Financial Officer

INDEX TO EXHIBITS

Index Number	Description of Document
4.4	Form of Warrant to purchase shares of common stock, dated April 13, 2004.
10.54	Securities Purchase Agreement, dated as of April 13, 2004.
99.1	Press Release of Applied Imaging Corp. dated April 14, 2004.